Exhibit 99.2

MORTGAGE

THIS MORTGAGE, made as of the 30th day of March, 2006, between TIOGA DOWNS RACETRACK, LLC, a New York limited liability company, with offices c/o Newmark Knight Frank, 125 Park Avenue, New York, New York 10017, (the “Mortgagor”) and RCG LONGVIEW II, L.P., a limited partnership organized under the laws of the state of Delaware having its principal offices at Seven Penn Plaza, Suite 512, New York, New York 10001 (the “Mortgagee”).

WITNESSETH, that to secure the payment of an indebtedness in the sum of Twenty Million and 00/100 ($20,000,000.00) Dollars, lawful money of the United States, to be paid according to a certain note bearing even date herewith (the “Note”), together with any additional sums due under the terms of the Note and this Mortgage (collectively, the “Debt”), the Mortgagor hereby mortgages to the Mortgagee the parcel described by metes and bounds on the annexed Schedule A (hereinafter the “Premises”) and the buildings and improvements now or hereafter located thereon (hereinafter the “Improvements”) together with:

(A)	all right, title and interest of the Mortgagor in and to the land lying in the streets and roads in front of and adjoining the Premises;

(B)	(a) all appurtenances to the Mortgaged Property, as hereinafter defined;

(b)  all machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by the Mortgagor, or in which the Mortgagor has or shall have an interest, now or hereafter located upon the Mortgaged Property, or appurtenances thereto and usable in connection with the Mortgaged Property (the “Equipment”), and the right, title and interest of the Mortgagor in and to any of the Equipment which may be subject to any security agreements (as defined in subdivision (A)(73) of Section 9-102 of the Uniform Commercial Code of New York), superior in lien to the lien of this Mortgage;

(c)  all awards or payments, including interest thereon, which may be made with respect to the Mortgaged Property, whether from the exercise of the right of eminent domain (including any transfer made in lieu of the exercise of said right) or for any other injury to or decrease in the value of the Mortgaged Property;

(d) all leases and other agreements affecting the use or occupancy of the Mortgaged Property now or hereafter entered into (the “Leases”) and the right to receive and apply the rents, issues and profits of the Mortgaged Property (the “Rents”) to the payment of the Debt;

(e) all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments or settlements made in lieu thereof in reduction of the Debt, for damage to the Mortgaged Property;

(f) all licenses, permits, franchise agreements, construction agreements, management contracts, service and supply contracts and any other agreements of any kind or nature now or hereafter obtained or entered into by the Mortgagor in connection with the Mortgaged Property; and

(g) the right, in the name and on behalf of the Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of the Mortgagee in the Mortgaged Property.

The Premises, the Improvements and the Equipment together with the property, rights and interests stated in Paragraphs (A) and (B) above are herein collectively called the “Mortgaged Property”.

And the Mortgagor covenants and warrants with the Mortgagee that:

1.  The Mortgagor will pay the Debt as provided herein and in the Note.

2.  The Mortgagor warrants the title to the Mortgaged Property.

3.  The Mortgagor will keep the Mortgaged Property insured against loss or damage by fire with extended coverage, flood insurance and such other hazards as the Mortgagee shall from time to time reasonably require in amounts approved by the Mortgagee and shall pay the premiums for such insurance as same become due and payable. All policies of insurance (the “Policies”) shall be issued by an insurer reasonably acceptable to the Mortgagee and shall contain the standard New York mortgagee clause endorsement naming the Mortgagee as the person to whom all payments made by such insurance company shall be paid. The Mortgagor will assign and deliver the Policies to the Mortgagee. Not later than fifteen (15) days prior to the expiration date of each of the Policies the Mortgagor will deliver to the Mortgagee satisfactory evidence of the renewal of each of the Policies. Sums paid to the Mortgagee by any insurer may be retained and applied by the Mortgagee toward payment of the Debt in such priority and proportions as the Mortgagee in its discretion shall deem proper or, at the discretion of the Mortgagee, the same may be paid, either in whole or in part, to the Mortgagor to be used solely in connection with the restoration of the Mortgaged Property. If the Mortgagee shall receive and retain such insurance money, the lien of this Mortgage shall be reduced only by the amount thereof received after expenses of collection and retained by the Mortgagee and actually applied by the Mortgagee in reduction of the Debt. The provisions of Subsection 4 of Section 254 of the Real Property Law of New York covering the insurance of buildings against loss by fire shall not apply to this Mortgage. The Mortgagee shall be entitled, in the event of other insurance and contribution between the insurers, to receive from the insurance moneys to be paid such an amount as would have been payable under the policy or policies held for the benefit of the Mortgagee in case there had been no contribution.

4.  The Mortgagor will pay all taxes, assessments, water rates, sewer rents and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed against the Mortgaged Property (the “Taxes”) as same become due and payable. The Mortgagor will deliver to the Mortgagee, upon request, evidence satisfactory to the Mortgagee that the Taxes are not delinquent.

5.  The Mortgagor, in addition to the payments of interest and principal or both payable pursuant to the Note and this Mortgage, will pay to the Mortgagee on each payment date an amount (the “Escrow Fund”) equal to 105% of the amount which would be sufficient to pay the Taxes payable, or estimated by the Mortgagee to be payable, during the ensuing twelve (12) months from the date of calculation, divided by the number of Installments due during the period ending one (1) month prior to the date any such Tax is payable. The Escrow Fund and the payments of interest or principal or both payable pursuant to the Note and this Mortgage shall be added together and shall be paid as an aggregate sum by the Mortgagor to the Mortgagee (the “Installments”). The Mortgagee will apply the Escrow Fund to payments required to be made by the Mortgagor pursuant to Paragraph 4 hereof. If the amount of the Escrow Fund shall exceed the amounts due pursuant to Paragraph 4 hereof, the Mortgagee shall in its discretion: (a) return any excess to the Mortgagor; or (b) credit such excess against future payments to be made to the Escrow Fund. In allocating such excess the Mortgagee may deal with the person shown on the records of the Mortgagee to be the owner of the Mortgaged Property. If the Escrow Fund is not sufficient to pay the Taxes, the Mortgagor shall pay to the Mortgagee, upon request, an amount which the Mortgagee shall estimate as sufficient to make up the deficiency, in default whereof the Mortgagee may apply any sums in its hands to the payment of the following items in any order in its uncontrolled discretion:

(i)	Taxes;
(ii)	Interest on the principal;
(iii)	Amortization of the principal;
(iv)	Late charges payable pursuant to the provisions hereof.

Until expended or applied as above provided, any amounts in the Escrow Fund shall constitute additional collateral security for the Debt and shall not bear interest.

6.  Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise, the Debt shall not be reduced until any award or payment therefor shall have been actually received after taking into account Mortgagee’s reasonable expenses of collection and the net amount thereof shall be applied by the Mortgagee to the discharge of the Debt and the Mortgagee shall not be limited to the interest paid on the award by the condemning authority, but shall be entitled to receive out of the award interest on the principal at the rate herein provided. The Mortgagee may apply any such award or payment to the discharge of the Debt whether or not then due and payable, with the excess, if any, paid to the holder of the Mezzanine Loan to the extent thereof, (if such Mezzanine Loan remains outstanding and encumbers the Mortgaged Property) with the balance thereof returned to the Mortgagor. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by the Mortgagee of such award or payment, the Mortgagee shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive said award or payment or a portion thereof sufficient to pay the Debt, whichever is less, with the excess, if any, paid to the holder of the Mezzanine Loan to the extent thereof, (if such Mezzanine Loan remains outstanding and encumbers the Mortgaged Property) with the balance thereof, returned to the Mortgagor.

7.  The Mortgagee has the right to enter the Mortgaged Property for the purpose of enforcing its interests as set forth herein. Nevertheless, subject to the terms of this Paragraph 7, the Mortgagee waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and grants the Mortgagor the right to collect the Rents. The Mortgagor shall hold the Rents, or an amount sufficient to discharge all current sums due on the Debt, in trust for use in the payment of the Debt. The right of the Mortgagor to collect the Rents may be revoked by the Mortgagee upon any default, beyond applicable notice, grace and/or cure periods, if any, by the Mortgagor under the terms of the Note or this Mortgage by giving notice of such revocation to the Mortgagor. Following such notice the Mortgagee may enter upon the Mortgaged Property, collect, retain and apply the Rents toward payment of the Debt in such priority and proportions as the Mortgagee in its discretion shall deem proper.

The Mortgagor shall not, without the consent of the Mortgagee make or suffer to be made any Leases or cancel or modify any Leases or accept prepayments of installments of Rents for a period of more than (1) month in advance or further assign the whole or any part of the Rents. No Lease covering all or any part of the Mortgaged Property shall be valid or effective without the prior written approval of the Mortgagee. The Mortgagee shall have all of the rights against lessees of the Mortgaged Property as set forth in Section 291-f of the Real Property Law of New York. With respect to any Lease, the Mortgagor will: (a) fulfill or perform each and every provision thereof on its part to be fulfilled or performed; (b) promptly send to the Mortgagee copies of all notices of default which it shall send or receive thereunder; and (c) enforce all of the terms, covenants and conditions contained in the Leases upon the lessee’s part to be performed, short of termination thereof. In addition to the rights which the Mortgagee may have hereunder, in the event of any default under this Mortgage, the Mortgagee, at its option, may require the Mortgagor to pay monthly in advance to the Mortgagee, or to any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Mortgaged Property as may be in the possession of the Mortgagor. Upon default in any such payment the Mortgagor will vacate and surrender possession of the Mortgaged Property to the Mortgagee or to such receiver and in default thereof the Mortgagor may be evicted by summary proceedings or otherwise.

The Mortgagor agrees to deposit all security deposits heretofore or hereafter made by tenants under the Leases affecting the Mortgaged Property in a lease security account with a bank or financial institution designated by Mortgagee and to keep such security deposits in said account until the same are disbursed pursuant to the terms of the Leases.

8.  The Mortgagor will cause the Mortgaged Property to be maintained in good condition and repair, ordinary wear and tear excepted. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment) without the consent of the Mortgagee. The Mortgagor shall promptly comply with all laws, orders and ordinances affecting the Mortgaged Property or the use thereof and shall promptly repair, replace or rebuild (the “Work”) any part of the Mortgaged Property which may be destroyed by any casualty or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Paragraph 6 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Premises. If such casualty shall be covered by the Policies, the Mortgagor’s obligation to do the Work shall be contingent upon the Mortgagee’s paying to the Mortgagor the proceeds of the Policies, or such portion thereof as shall be necessary, upon completion of the Work to the Mortgagee’s satisfaction.

9A.  Except as otherwise herein expressly provided to the contrary, the Debt will, at the option of the Mortgagee, become immediately due and payable in the event that the Mortgagor shall, without the prior written consent of the Mortgagee (which consent shall not be unreasonably withheld, delayed or conditioned), (a) permit the Mortgaged Property or any part thereof or any interest therein to be sold, transferred or conveyed to any other person or entity, or (b) sell, transfer or convey the Mortgaged Property or any part thereof or any interest therein, which shall include but not be limited to (i) where the Mortgagor is a corporation, the sale, transfer, pledge or encumbrance of any of the outstanding shares of the corporation or the dilution of the present stockholding or corporate control by issuance of new or treasury stock or by conversion of any non-voting stock or other securities to voting stock, or (ii) where the Mortgagor is a partnership, the sale, transfer, pledge or encumbrance of any of the interests in the Mortgagor, or the withdrawal, resignation or retirement of the general partner, or (iii) where the Mortgagor is a limited liability company, the sale, transfer, pledge or encumbrance of any of the direct or indirect interests in the Mortgagor. Notwithstanding the foregoing, none of (i) that certain pledge by Nevada Gold & Casinos, Inc. (“Nevada Gold”) of its membership interest in AMERICAN RACING AND ENTERTAINMENT, LLC (the “Parent Company”) to a private lender as part of a currently existing, larger pledge of all of Nevada Gold’s assets; (ii) that certain pledge of Track Power, Inc.’s (“Track Power”) membership interest in the Parent Company to Melillo Investments in connection with an existing loan; and (iii) that certain assignment of Track Power’s membership interest in the Parent Company to Southern Tier Acquisition Co., LLC (“Southern Tier”), which assignment is not yet effective but may, upon the happening of certain events, become so, shall be a violation of the restrictions contained in this paragraph 9.

B.  Notwithstanding the above, upon prior written notice to Mortgagee, direct and/or indirect members of the Mortgagor may without Mortgagee’s consent transfer interests in Mortgagor among themselves, to members of their immediate families, to trusts for the benefit of themselves and/or members of their immediate families and/or to other entities controlled by themselves and/or members of their immediate families, and by devise, bequest, inheritance and/or operation of law, provided that at all time (i) Jeffrey Gural shall continue to be on the board that manages the Mortgagor and the Mortgaged Property and (ii) Jeffrey Gural and/or members of his immediate family shall continue to own, directly or indirectly, no less than ten (10%) percent of the beneficial interests in the Mortgagor. Immediate family members shall mean: mother, father, son, daughter, brother, sister, grandchildren, son-in-law, daughter-in-law and spouse.

C.  Notwithstanding anything contained in this Paragraph 9 to the contrary, mezzanine financing of the Mortgaged Property in an amount not to exceed $15,000,000.00 (such mezzanine financing being hereinafter referred to as a “Mezzanine Loan”) shall be permitted, which may be secured by any combination of a pledge of the membership interests in the Mortgagor (the “Mezzanine Pledge”) and a subordinate mortgage encumbering the Property (the “Subordinate Mortgage”), provided that the holder of such Mezzanine Loan shall enter into an intercreditor agreement with the Mortgagee, in form and substance satisfactory to the Mortgagee in its reasonable discretion, which shall provide, inter alia, that (i) in the event of a default under the Note, this Mortgage or any of the other documents executed in connection herewith which shall continue beyond applicable notice, grace and/or cure periods, if any, the holder of such Mezzanine loan shall have the right, but not the obligation, to pay all sums due and owing to the Mortgagee under the Note, this Mortgage and the other documents executed in connection herewith, including, without limitation, principal, interest, default interest and the Exit Fee and, in that event, the Mortgagee shall assign the Note, this Mortgage and the other documents executed in connection herewith to the holder of such Mezzanine Loan or its designee, (ii) the lien of the Subordinate Mortgage shall be fully subordinate in all respects to the lien of this Mortgage, (iii) in the event of an uncured Event of Default under the Note, this Mortgage or any other document executed in connection herewith, no payments will be made with respect to the Mezzanine Loan until such time as the Debt secured hereby has been repaid in full and (iv) the holder of Subordinate Mortgage shall have no right to foreclose the Subordinate Mortgage until such time as the Debt secured hereby has been repaid in full.

D.  Notwithstanding anything contained in this Paragraph 9 to the contrary, the Mortgagor shall be permitted to enter into a revolving line of credit arrangement of up to $5,000,000.00, which may be secured by a mortgage encumbering the Mortgaged Property, provided that same shall be fully subordinate in all respects to the lien of this Mortgage.

10.  After request by the Mortgagee, the Mortgagor, within ten (10) days and at its expense, will furnish to the Mortgagee a statement, duly acknowledged and certified, setting forth the amount of the Debt, the rate of interest thereon, the date Installments were last paid, the offsets or defenses thereto, if any, that the Note and this Mortgage are valid, legal and binding and have not been modified or, if modified, giving particulars of such modification and that no Event of Default or event which after notice or lapse of time or both, would become an Event of Default exists, or if such event does exist, specify the particulars thereof.

11.  Any notice, demand, statement, request or consent made hereunder shall be in writing and will be deemed given when postmarked, addressed and mailed by registered or certified mail to the address, as set forth above, of the party to whom such notice is to be given, or to such other address as the Mortgagor or the Mortgagee, as the case may be, shall designate in writing in the manner hereinabove set forth.

12.  If this Mortgage is foreclosed, the Mortgaged Property or any interest therein may, at the discretion of the Mortgagee, be sold in one or more parcels and in any order or manner.

13.  If any law or ordinance is enacted or adopted which imposes a tax, either directly or indirectly, on the Note, this Mortgage or the Debt (other than taxes in the nature of income taxes), the Mortgagor will pay such tax with interest and penalties thereon, if any. In the event that the Mortgagee shall be advised by counsel chosen by it that the payment of such tax or interest and penalties by the Mortgagor would be unlawful, taxable to the Mortgagee or unenforceable or would provide the basis for a defense of usury, then and in that event the Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

14.  If at any time the United States of America, any state thereof or any subdivision of any such state shall require revenue or other stamps to be affixed to the Note or this Mortgage, or shall impose any other tax or charge on the same (other than taxes in the nature of income taxes), the Mortgagor will pay for the same with interest and penalties thereon, if any.

15.  The Mortgagee and its agents will have the right to enter and inspect the Mortgaged Property at all reasonable times, upon reasonable notice to the Mortgagor (except in an emergency).

16.  The Mortgagor will keep adequate books and records of account in accordance with sound accounting practices consistently applied and will furnish the Mortgagee with annual accounting statements and balance sheets within ninety (90) days after the end of each calendar year and at such other times as the Mortgagee may reasonably request, in form satisfactory to the Mortgagee, which shall disclose in reasonable detail all earnings and expenses with respect to the operation of the Mortgaged Property, certified by Mortgagor. The Mortgagor will also submit to the Mortgagee copies of any operating statements or other financial or property-specific reports when the Mortgagor is required to submit such information to any administrative or regulatory authority or agency having jurisdiction. In addition to but not in lieu of any other remedies available to the Mortgagee, upon the Mortgagor’s failure to supply to the Mortgagee the records and/or other information required by this Paragraph 16 after thirty (30) days written notice and opportunity to cure, and until such records and/or information are furnished, interest payable hereunder shall be at the rate of 24% per annum or the maximum rate allowed to be charged by law, whichever is lower.

17.  The Mortgagor will observe and perform each and every term to be observed or performed by the Mortgagor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property.

18.  The Debt will become due at the option of the Mortgagee upon any one or more of the following events (each an “Event of Default”):

(a) if any Installment is not paid within ten (10) days after the same is due;

(b) if any of the Taxes are not paid when the same are due and payable. Notwithstanding the foregoing, the Mortgagor shall have the right to contest any Taxes by appropriate legal means (and, if permitted by applicable law, to withhold payment of such Taxes during the continuance of such contest), provided that there shall be no risk of forfeiture of the Mortgaged Property or material adverse consequences to the Mortgagee as a result thereof;

(c) if the Policies are not kept in full force and effect or if the Policies are not assigned and delivered to the Mortgagee upon request;

(d) if the Mortgagor does not furnish a statement, in the manner provided herein, of the amount of the Debt and the offsets or defenses thereto, if any;

(e) if without the consent of the Mortgagee any Improvement or the Equipment (except for normal replacement of the Equipment) is removed, demolished or materially altered or if the Mortgaged Property is not kept in good condition and repair, ordinary wear and tear excepted;

(f) if any Leases are made, canceled or modified or if any of the Rents are prepaid for a period of more than one (1) month in advance or if any of the Rents are assigned without the consent of the Mortgagee, except as otherwise provided in Paragraph 7 hereof;

(g) if any material representation or warranty of the Mortgagor or of any person (a “guarantor”) guaranteeing payment of the Debt or any portion thereof or the performance by the Mortgagor of any of the terms of the Note or this Mortgage, made herein or in any such guaranty or in any certificate, report, financial statement or other instrument furnished in connection with the making of the Note, this Mortgage or any such guaranty, shall prove false or misleading in any material adverse respect;

(h) if the Mortgagor or any guarantor shall make an assignment for the benefit of creditors;

(i) if a receiver, liquidator or trustee of the Mortgagor or of any guarantor shall be appointed or if the Mortgagor or any guarantor shall be adjudicated a bankrupt or insolvent or if any petition for bankruptcy, reorganization or arrangement pursuant to the Federal Bankruptcy Code or any similar federal or state statute shall be filed by or against the Mortgagor or any guarantor or if any proceeding for the dissolution or liquidation of the Mortgagor or of any guarantor shall be instituted and, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by the Mortgagor or such guarantor, upon the same not being discharged, stayed or dismissed within ninety (90) days;

(j) if the Mortgagor does not reimburse the Mortgagee upon demand for all actual and reasonable out-of-pocket expenses incurred in remedying any default of the Mortgagor hereunder or in appearing in, defending or bringing any action or proceeding to protect the Mortgagee’s interest in the Mortgaged Property, including reasonable attorneys’ fees, with interest as provided herein;

(k) if for thirty (30) days after notice from the Mortgagee the Mortgagor shall continue to be in default under any other covenant of the Mortgagor hereunder;

(l) if, after a default beyond applicable notice, grace and/or cure periods, if any, thereunder, the Mortgagee elects to enforce its rights under the Note or any instrument which may be held by the Mortgagee as additional security for the Debt;

(m) if the Mortgagor shall be in default, beyond applicable notice, grace and/or cure periods, if any, under any other mortgage covering any part of the Mortgaged Property whether it is superior or inferior in lien to this Mortgage;

(n) if the Mortgaged Property becomes subject to (i) any tax lien which is superior to the lien of this Mortgage, other than a lien for local real estate taxes and assessments not due and payable, or (ii) any mechanic’s, materialman’s or other lien which is or is asserted to be superior to the lien of this Mortgage and such lien shall remain undischarged or unbonded for sixty (60) days;

(o) if the Mortgagor fails to promptly cure any material violations of laws or ordinances affecting or which may be reasonably interpreted to affect the Mortgaged Property;

(p) if the Mortgagor shall convey or lease any air development rights with respect to the Mortgaged Property, inasmuch as the Mortgagor agrees that such sale or lease would conclusively impair the Mortgagee’s security;

(q) except as otherwise expressly permitted in paragraph 9 of this Mortgage, if the Mortgaged Property is encumbered by any mortgage lien other than the lien of this Mortgage.

Notwithstanding anything contained herein to the contrary, except for items 18(a) and 18(b), the Mortgagee shall give Mortgagor thirty (30) days written notice of non-monetary defaults prior to accelerating the Mortgage. In the event the default is of the nature that cannot be cured within thirty (30) days and Mortgagor commences to cure same and diligently continues to attempt to cure, same shall not constitute a default and Mortgagor shall have additional reasonable period of time in which to cure.

Upon the occurrence of any one of the foregoing events set forth in this Paragraph 18 and upon the Mortgagee exercising its option to declare the Debt immediately due and payable by reason thereof, the Mortgagor will pay, from the date of that event, interest at the rate of 24% per annum or the highest rate allowed by law, whichever is less (the “Default Rate”).

19.  If the Mortgagor fails to make any payment or to do any act as herein provided, the Mortgagee may, but without any obligation to do so and without notice to or demand on the Mortgagor and without releasing the Mortgagor from any obligation hereunder, make or do the same in such manner and to such extent as the Mortgagee may deem necessary to protect the security hereof, the Mortgagee being authorized to enter upon the Mortgaged Property for such purposes, or appear in, defend or bring any action or proceeding to protect its interests in the Mortgaged Property or to foreclose this Mortgage or collect the Debt. The cost and expense thereof (including reasonable attorneys’ fees), with interest as provided in this Paragraph, shall be due from Mortgagor upon demand made by the Mortgagee. All such costs and expenses incurred by the Mortgagee in remedying such default or in appearing in, defending or bringing any such action or proceeding shall be paid with interest at the Default Rate for the period after notice from the Mortgagee that such cost or expense was incurred to the date of payment to the Mortgagee. All such costs and expenses incurred by the Mortgagee pursuant to the terms hereof, with interest, shall be deemed to be secured by this Mortgage.

20.  If any Installment is not paid within ten (10) days after the date on which it is due (except for the payment of principal at maturity), the Mortgagor shall pay to the Mortgagee, upon demand, an amount equal to five (5%) percent of such unpaid Installment to defray the expense incurred by the Mortgagee in handling and processing such delinquent payment and such amount shall be deemed to be secured by this Mortgage.

21.  In any action to foreclose this Mortgage the Mortgagee shall be entitled to the appointment of a receiver without notice.

22.  The failure of the Mortgagee to insist upon strict performance of any term of the Note or this Mortgage shall not be deemed to be a waiver of any term of the Note or this Mortgage. The Mortgagor shall not be relieved of the Mortgagor’s obligations hereunder by reason of (a) the failure of the Mortgagee to comply with any request of the Mortgagor or any guarantor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note, (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or (c) any agreement or stipulation by the Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note or this Mortgage. The Mortgagee may resort for the payment of the Debt to any other security held by the Mortgagee in such order and manner as the Mortgagee, in its discretion, may elect. The Mortgagee may take action to recover the Debt or any portion thereof or to enforce any covenant hereof without prejudice to the right of the Mortgagee thereafter to foreclose this Mortgage. The rights of the Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of the Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

23.  If the Mortgagor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several.

24.  The terms of the Note and this Mortgage shall be construed by the laws of the State of New York, except as herein expressly provided to the contrary.

25.  This Mortgage is both a real property mortgage and a security agreement. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of the Mortgagor in the Mortgaged Property.

The Mortgagor will, at the request of the Mortgagee, deliver to the Mortgagee any and all further instruments which the Mortgagee shall require in order to further secure and perfect the lien of this Mortgage. The Mortgagee is authorized and empowered to file financing statements, as required by the Uniform Commercial Code, to perfect its lien against the foregoing types of personal property without first obtaining the signature of the Mortgagor on the financing statements.

26.  The Mortgagor (and the undersigned representative of the Mortgagor, if any) has full power, authority and legal right to execute this Mortgage and to keep and observe all of the terms of the Note and this Mortgage on the Mortgagor’s part to be performed.

27.  The Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of the Mortgagor, which Mortgagee, in its discretion, feels should be brought to protect its interests in the Mortgaged Property.

28.  If any term, covenant or condition of the Note or this Mortgage is held to be invalid, illegal or unenforceable in any respect, the Note and this Mortgage shall be construed without such provision.

29.  This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

30.  If the Mortgagor is a corporation, the execution and delivery of this Mortgage has been duly authorized by the board of directors of the Mortgagor and there is no requirement under its certificate of incorporation or its by-laws for consent of shareholders to this transaction; or if the Mortgagor is a partnership, the execution and delivery of this Mortgage has been duly authorized by the partners of the Mortgagor pursuant to its partnership agreement; or if the Mortgagor is a limited liability company, the execution and delivery of this Mortgage has been duly authorized in accordance with its operating agreement.

31.  Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form. The word “Mortgagor” shall mean “each Mortgagor and/or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein”. The word “Mortgagee” shall mean “the Mortgagee or any subsequent holder of the Note”. The word “Note” shall mean “the Note or any other evidence of indebtedness secured by this Mortgage”. The word “person” shall include an individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority or other entity. The words “Mortgaged Property” shall include any portion of the Mortgaged Property or interest therein. The word “Debt” shall mean the principal with interest thereon and all other sums due pursuant to the Note and secured by this Mortgage. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa.

32.  This Mortgage cannot be changed orally but only in writing by the person to be charged.

33.  The Mortgagee shall be entitled, at its option, to receive a fee of $50.00 for recording on its records a change of ownership of the Mortgaged Property, provided, however, that in no event shall this fee be payable where the same would render the loan usurious under the laws of the jurisdiction where the Mortgaged Property is situated.

34.  (A) Privileges, if any, to pay all or any part of the Debt, except as may be contained herein, are hereby terminated with the same force and effect as if they had never been granted.

(B) Provided that the Mortgagor is not in default, beyond applicable notice, grace and/or cure periods, if any, of any of the terms and conditions of the Note and this Mortgage, upon giving fifteen (15) days prior written notice to the Mortgagee of its intention to do so the Mortgagor shall have the privilege of prepaying the Debt in multiples of $10,000.00, with interest computed to later of (i) September 30, 2006 or (ii) the day of prepayment, without penalty, provided that the Mortgagor shall simultaneously pay the Exit Fee (as defined in the Note) on the portion of the Debt so repaid.

35.  If, following the occurrence of any default, beyond applicable notice, grace and/or cure periods, if any, under the Note or this Mortgage and an exercise by the Mortgagee of its option to declare the Debt immediately due and payable, the Mortgagor shall tender payment of an amount sufficient to satisfy the entire Debt at any time prior to a foreclosure sale of the Mortgaged Property and if at the time of such tender prepayment of the principal is not permitted by this Mortgage, the Mortgagor shall, in addition to the entire Debt, also pay to the Mortgagee a sum equal to interest which would have accrued on the Debt at the Default Rate from the date the Mortgagee exercises such option to the date the Mortgagor tenders payment of the Debt and thereafter at the Default Rate to the maturity date and a prepayment charge equal to the prepayment charge which would have been payable as of the first day of the period during which prepayment would have been permitted. If at the time of such tender prepayment of principal is permitted by this Mortgage, such tender by the Mortgagor shall be deemed to be a voluntary prepayment of principal and the Mortgagor shall, in addition to the entire Debt, also pay to the Mortgagee the applicable prepayment charge, if any, as set forth in Paragraph 34 of this Mortgage.

36.  The Mortgagor hereby agrees that upon its failure to pay the Debt on the maturity date the Mortgagor will pay to the Mortgagee interest on the then unpaid principal at the Default Rate from the maturity date and until the actual receipt and collection of the Debt by the Mortgagee. This charge shall be added to the principal and shall be deemed to be part of the Debt. This Paragraph, however, shall not be construed as an agreement or privilege to extend this Mortgage, nor as a waiver of any other right or remedy accruing to the Mortgagee by reason of any such default.

37.  The Mortgagor hereby waives the right to assert a counterclaim other than a compulsory counterclaim in any action or proceeding brought against it by the Mortgagee and waives trial by jury in any action or proceeding brought by either party hereto against the other or in any counterclaim asserted by the Mortgagee against the Mortgagor on any matters whatsoever arising out of or in any way connected with the Note, this Mortgage or the Debt.

38.  This Mortgage is subject to the express condition that at no time shall the Mortgagor be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject the Mortgagee to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Mortgagor is permitted by law to contract or agree to pay. If by the terms of this Mortgage the Mortgagor is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the rate of interest under this Mortgage and/or the Note shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments toward the reduction of principal and not to the interest due hereunder.

39.  The Mortgagor covenants that the Mortgagor will, in compliance with Section 13 of the Lien Law of the State of New York, receive the advances secured hereby and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

40.  Mortgagee may, after the occurrence of an Event of Default, either with or without entry or taking possession of the Mortgaged Property as provided in this Mortgage or otherwise, personally or by its agents or attorneys, and without prejudice to the right to bring an action for foreclosure of this Mortgage, sell the Mortgaged Property or any part thereof pursuant to any procedures provided by applicable law, including, without limitation, the procedures set forth in Article 14 of the New York Real Property Actions and Proceedings Law (and any amendments or substitute statutes in regard thereto), and all estate, right, title, interest, claim and demand therein, and right of redemption thereof, at one or more sales as an entity or in parcels, and at such time and place upon such terms and after such notice thereof as may be required or permitted by applicable law.

41.  The Mortgagee shall have the right (but not the obligation) to apply partial payments on account of principal, interest, tax escrow installments or tax arrears as it shall determine in its sole discretion.

42.  Mortgagor, at its expense, will at all times cause this Mortgage and any instruments amendatory hereof or supplemental hereto and any instruments of assignment hereof or thereof (and any appropriate financing statements or other instruments and continuations thereof with respect to any thereof) to be recorded, registered and filed and to be kept recorded, registered and filed, in such manner and in such places, and will pay all such recording, registration, filing fees and other charges, and will comply with all such statutes and regulations as may be required by law in order to establish, preserve, perfect and protect the lien of this Mortgage as a valid, direct mortgage lien and priority perfected security interest in the Mortgaged Property. Mortgagor will pay or cause to be paid, and will indemnify Mortgagee in respect of, all taxes (including interest and penalties) at any time payable in connection with the filing and recording of this Mortgage and any and all supplements and amendments thereto.

43.  Mortgagor is advised and agrees that Mortgagee has entered into this Mortgage on the express condition that any obligation hereunder of Mortgagee shall be enforceable only against Mortgagee’s interest in this Mortgage, and that no trustee, officer, director, beneficiary or shareholder of Mortgagee shall be personally liable for any matter in connection with, or arising out of this Mortgage. The foregoing shall not be deemed in any way to impose any obligations on Mortgagee except as expressly provided herein.

44.  Mortgagor shall give prompt notice to Mortgagee of any notice given or any other action taken or, to Mortgagor’s knowledge, intended to be taken by (i) a tenant under any Lease, (ii) a holder of any indebtedness of Mortgagor or (iii) any other Person, if such notice is given or such other action is taken with respect to (x) a claimed default under such Lease, (y) a default under this Mortgage, or (z) a claimed default involving a potential liability in excess of $50,000.00, under any other indenture, lease, assignment agreement or other instrument to which Mortgagor or any of the Guarantors is a party or by which it or the Mortgaged Property may be bound or affected, and (c) any proceedings instituted by or against Mortgagor in any federal or state court or by any governmental department, agency or instrumentality, or any such proceedings threatened against Mortgagor in any federal or state court or by any governmental department, agency or instrumentality, affecting the Mortgaged Property or any portion thereof or which, if adversely determined, would have a material adverse effect upon Mortgagor’s business, assets or condition, financial or other, or upon the lien of this Mortgage. Any notice so given shall specify the nature and period of existence of such event or condition and what action Mortgagor or any of such Guarantors is taking or causing to be taken and proposes to take or cause to be taken with respect thereto and shall include a copy of any documents relevant thereto.

45.  Mortgagor represents, warrants and covenants as follows:

(a)  Mortgagor does not own and will not own any asset or property other than (i) the Mortgaged Property, and (ii) incidental personal property necessary for the ownership or operation of the Mortgaged Property.

(b)  Mortgagor will not engage in any business other than the ownership, management and operation of the Mortgaged Property and Mortgagor will conduct and operate its business as same is presently conducted and operated.

(c)  Mortgagor will not enter into any contract or agreement with any affiliate of the Mortgagor, any constituent party of Mortgagor, any of the Guarantors or any affiliate of any of the Guarantors, except for the Mezzanine Facility, unless such contract or agreement is upon terms and conditions that are intrinsically fair and substantially similar to those that would be available to a third party.

(d)  Except as otherwise expressly permitted in paragraph 9 of this Mortgage, Mortgagor has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than the Debt and trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances. Except as expressly permitted in paragraph 9 of this Mortgage, no indebtedness other than the Debt may be secured (subordinate or pari passu) by the Mortgaged Property.

(e)  Mortgagor has not made and will not make any loans or advances to any third party (including any affiliate or constituent party, any of the Guarantors or any affiliate of any constituent party of any of the Guarantors).

(f)  Mortgagor is and will remain solvent and Mortgagor will pay its debts and liabilities (including employment and overhead expenses) from its assets as the same shall become due, subject to any applicable grace and cure periods.

(g)  Mortgagor has done or caused to be done and will do all things necessary to observe corporate, partnership or limited liability company formalities and preserve its existence, and Mortgagor will not, nor will Mortgagor permit any constituent party or any of the Guarantors to, amend, modify or otherwise change the partnership agreement, articles of incorporation and bylaws, articles of organization, operating agreement, trust or other organizational documents of Mortgagor or such constituent party or any of the Guarantors in a manner which would adversely affect the Mortgagor's existence as a single purpose entity.

(h)  Mortgagor will maintain books and records and bank accounts separate from those of its affiliates and any constituent party and Mortgagor will file its own tax returns if required by applicable law.

(i)  Mortgagor will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Mortgagor, any constituent party of Mortgagor, any of the Guarantors or any affiliate of any constituent party of any of the Guarantors), and shall maintain and utilize separate stationery, invoices and checks.

(j)  Mortgagor will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(k)  Neither Mortgagor nor any constituent party will seek the dissolution or winding up, in whole or in part, of the Mortgagor.

(1)  Mortgagor will not commingle the funds and other assets of Mortgagor with those of any affiliate or constituent party or any of the Guarantors, or any other person.

(m)  Mortgagor has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party, any of the Guarantors, or any affiliate of any constituent party of any of the Guarantors, or any other person.

(n)  Mortgagor does not and will not hold itself out to be responsible for the debts or obligations of any other person (other than, if applicable, the Mezzanine Loan).

(o)  Mortgagor shall not, without the unanimous consent of the board of directors of American Racing and Entertainment, LLC, (i) file, or consent to the filing of, any bankruptcy or insolvency petition or otherwise institute insolvency proceedings, (ii) dissolve, liquidate, consolidate, merge, or sell all or substantially all of its assets, or (iii) engage in any other business activity.

46.  Subject to full compliance with New York State racing and video lotter terminal laws, rules and regulations, Mortgagee reserves the right at any time to sell, transfer, convey, pledge or encumber the Debt, or any part thereof or interest therein, to any third party, at Mortgagee’s sole cost and expense. Mortgagor shall be required to execute any and all severance or splitter agreements, wrap-around mortgages, underlying mortgages, mortgage modification agreements, participation agreements, substitute notes, substitute mortgages and/or other documents as Mortgagee shall reasonably request in order to effectuate such sale, transfer, conveyance, pledge, encumbrance or securitization. Notwithstanding the foregoing, the Mortgagee agrees to retain the servicing of the Debt.

47.  Mortgagee reserves the right at any time during the term of the Mortgage and in its sole and absolute discretion, to effect a so-called securitization of the Debt in such manner and on such terms and conditions as Mortgagee shall deem to be appropriate in its sole and absolute discretion and with such domestic or foreign banks, insurance companies, pension funds, trusts or other institutional lenders or other persons, parties or investors (including, but not limited to, grantor trusts, owner trusts, special purpose corporations, real estate mortgage investment conduits, real estate investment trusts or other similar or comparable investment vehicles) as may be selected by Mortgagee in its sole and absolute discretion. Notwithstanding the foregoing, the Mortgagee agrees to retain the servicing of the Debt.

48.  (a)  Intentionally omitted prior to execution.

(b)  Mortgagor covenants, represents and warrants, to the best of its knowledge and belief, and except as set forth in that certain Phase I Environmental Assessment prepared by Pennsylvania Tectonics, Incorporated dated October, 2005 with respect to the Mortgaged Property (the “Phase I”) (i) that the Mortgaged Property does not contain and will not contain (A) asbestos in any form; (B) urea formaldehyde foam insulation; (C) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million; (D) fuel oil, gasoline, other petroleum products or by-products, or (E) any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous, controlled or toxic substances, or any pollutant or contaminant, or related materials defined in or controlled pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.) , the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule, or regulation; or which, even if not so regulated, may or could pose a hazard to the health or safety of the occupants of the Mortgaged Property or the owners of the Mortgaged Property (the substances described in (A), (B), (C), (D) or (E) above are referred to collectively herein as "Hazardous Materials"), (ii) that the Mortgaged Property and any buildings and other improvements and additions previously, now or hereafter located thereon, are not now being used nor have ever been used and will never be used for any activities involving, directly or indirectly, the use, generation, treatment, transportation, storage or disposal of any Hazardous Materials whether by Mortgagor, any prior owner of the Mortgaged Property or any tenant or prior tenant of the Mortgaged Property; (iii) that there has never been any Hazardous Materials Release (as defined below in this Paragraph) on, from or affecting the Mortgaged Property; (iv) that none of the Mortgaged Property, any previous owner of the Mortgaged Property, nor Mortgagor are subject to any past, existing, pending, or threatened notice, summons, citation, directive, investigation, litigation, proceeding, inquiry, lien, encumbrance or restriction, settlement, remedial, response, cleanup or closure arrangement or any other remedial obligations by or with any governmental authority (collectively "Regulatory Actions") under, or are in violation of, any applicable laws, rules, regulations or orders pertaining to health, the environment or Hazardous Materials; and, (v) that none of the Mortgaged Property and any buildings and other improvements and additions previously or now located thereon have ever been used as an industrial or manufacturing facility or as a petroleum storage, refining or distribution facility or terminal, or a gasoline station, whether by Mortgagor, any prior owner or any tenant or prior tenant of the Mortgaged Property. Mortgagor does not know and has no reason to know of any violation of the foregoing representations, warranties and covenants.

(c)  Mortgagor represents, warrants and covenants that with respect to the Mortgaged Property and any buildings and other improvements and additions thereon, the Mortgagor (i) shall comply with and ensure compliance by all tenants with all applicable laws, rules and regulations or orders pertaining to health, the environment or Hazardous Materials, (ii) shall not store, utilize, generate, treat, transport or dispose (or permit or acquiesce in the storage, utilization, generation, transportation, treatment or disposal of) any Hazardous Materials on or from the Mortgaged Property, (iii) shall ensure that all tenant leases of the Mortgaged Property contain agreements requiring tenant’s compliance with the requirements of the foregoing clauses (i) and (ii); and (iv) shall use all reasonable efforts to cause any tenant or other person or entity using and/or occupying any part of the Mortgaged Property to comply with the representations, warranties and covenants contained in this Paragraph.

(d)  In the event of any storage, presence, utilization, generation, transportation, treatment or disposal of Hazardous Materials on the Mortgaged Property or in the event of any Hazardous Materials Release, Mortgagor shall, at the direction of Mortgagee or any federal, state, or local authority or other governmental authority, remove any such Hazardous Materials and rectify any such Hazardous Materials Release, and otherwise comply with the laws, rules, regulations or orders of such authority, all at the expense of Mortgagor, including without limitation, the undertaking and completion of all investigations, studies, sampling and testing and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials, on, from or affecting the Mortgaged Property. If Mortgagor shall fail to proceed with such removal or otherwise comply with such laws, rules, regulations or orders within any reasonable cure period set by Mortgagee, or within the cure period permitted under the applicable regulation or order, whichever period expires first, the same shall constitute an Event of Default under Paragraph 18 hereof, and Mortgagee shall have the right, at its sole option, to accelerate the maturity of the Debt and declare the Debt due and payable, and either in addition to or in lieu of the foregoing, at Mortgagee’s sole option, Mortgagee may, but shall not be obligated to, do whatever is necessary to eliminate such Hazardous Materials from the Mortgaged Property or otherwise comply with the applicable law, rule, regulation or order, acting either in its own name or in the name of Mortgagor pursuant to this Paragraph, and the cost thereof shall be part of the Debt secured hereby and shall become immediately due and payable without notice. In addition to and without limiting Mortgagee’s rights pursuant to this Mortgage, Mortgagor shall give to the Mortgagee and its agents and employees access to the Mortgaged Property and all buildings and other improvements and additions thereon for such purposes and hereby specifically grants to Mortgagee a license to remove the Hazardous Materials and otherwise comply with applicable laws, rules, regulations or orders, acting either in its own name or in the name of the Mortgagor pursuant to this Paragraph.

(e)  Mortgagor shall indemnify and save Mortgagee and each of its shareholders, subsidiaries, affiliates, officers, directors, partners, and trustees and any receiver, trustee or other fiduciary appointed for the Mortgaged Property harmless from, against, for and in respect of, any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of actions, encumbrances, fines, penalties, and costs and expenses suffered, sustained, incurred or required to be paid by any such indemnified party (including, without limitation, reasonable fees and disbursements of attorneys, engineers, laboratories, contractors and consultants) because of, or arising out of or relating to any “Environmental Liabilities” (as defined below) in connection with the Mortgaged Property or any buildings previously, now or hereafter located thereon. For purposes of this indemnification clause, “Environmental Liabilities” shall include all costs and liabilities with respect to the past, present or future presence, removal, utilization, generation, storage, transportation, disposal or treatment of any Hazardous Materials or any release, spill, leak, pumping, pouring, emitting, emptying, discharge, injection, escaping, leaching, dumping or disposing into the environment (air, land or water) of any Hazardous Materials (each a “Hazardous Materials Release”), including without limitation, cleanups, remedial and response actions, remedial investigations and feasibility studies, permits and licenses required by, or undertaken in order to comply with the requirements of, any federal, state or local law, regulation, or agency or court, any damages for injury to person, property or natural resources, claims of governmental agencies or third parties for cleanup costs and costs of removal, discharge, and satisfaction of all liens, encumbrances and restrictions on the Mortgaged Property relating to the foregoing. Hazardous Materials Release shall also include by means of any contamination, leaking, corrosion or rupture of or from underground or above ground storage tanks, pipes or pipelines.

(f)  Mortgagor shall promptly notify Mortgagee in writing of the occurrence of any Hazardous Materials Release or any pending or threatened Regulatory Actions, or any claims made by any governmental authority or third party, relating to any Hazardous Materials or Hazardous Materials Release on or from, the Mortgaged Property, or any buildings or other improvements or additions previously, now or hereafter located thereon and shall promptly furnish Mortgagee with copies of any correspondence or legal pleadings or documents in connection therewith. Mortgagee shall have the right, but shall not be obligated, to notify any governmental authority of any state of facts which may come to its attention with respect to any Hazardous Materials or Hazardous Materials Release on or from the Mortgaged Property.

(g)  The liability of Mortgagor to Mortgagee pursuant to, by reason of or arising from the representations, warranties, covenants and indemnities provided for this Paragraph 48 is not limited by any exculpatory provision contained herein or in the other documents evidencing and/or further securing the Debt and shall survive any foreclosure of the Mortgage, any transfer of the Mortgaged Property by deed in lieu of foreclosure, any transfer of the Mortgaged Property or interests therein or any change in ownership thereof.

(h)  In the event this Mortgage is foreclosed, or Mortgagor tenders a deed in lieu of foreclosure, Mortgagor shall deliver the Mortgaged Property to Mortgagee free of any and all Hazardous Materials and any liens, encumbrances and restrictions relating to Environmental Liabilities, so that the conditions of the Mortgaged Property shall conform with all applicable federal, state and local laws, rules, regulations and orders pertaining to health, the environment or Hazardous materials.

(i)  Mortgagor covenants, represents and warrants that to the best of its knowledge and belief, and except as set forth in the Phase I, the Mortgaged Property, and any buildings and other improvements and additions previously, now or hereafter located thereon, do not now and never have, contained any underground or aboveground storage tanks, pipes or pipelines for the storage or transportation of Hazardous Materials, including without limitation, heating oil, fuel oil, gasoline and/or other petroleum products, whether such tanks are in operation, not operational, closed, removed or abandoned, except for such underground storage tanks heretofore disclosed to Mortgagee in writing and which are utilized solely for heating oil consumed on the Mortgaged Property, all of which are in compliance with all federal, state and local legal requirements and do not have any leaks or corrosion. Without limiting the generality of the foregoing, Mortgagor is in full compliance with all registration and other requirements of 42 U.S.C. 6991, “Regulation of Underground Storage Tanks” and all federal, state and local laws and regulations implementing the provisions of such act.

49.  Mortgagor agrees that, in the event that Mortgagor, any of the Guarantors or any of the persons or parties constituting Mortgagor or any of the Guarantors shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended ("Bankruptcy Code") , (ii) be the subject of any order for relief issued under the Bankruptcy Code, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator, or (v) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, Mortgagee shall thereupon be entitled and Mortgagor irrevocably consents to immediate and unconditional relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Mortgagee as provided for herein, other loan documents delivered in connection herewith and as otherwise provided by law; and Mortgagor (a) hereby irrevocably waives any right to object to such relief and acknowledges that no reorganization in bankruptcy is feasible; (b) waives its exclusive right pursuant to Section 1121(b) of the Bankruptcy Code to file a plan of reorganization and irrevocably consents to Mortgagee filing a plan immediately upon the entry of an order for relief if an involuntary petition is filed against Mortgagor or upon the filing of a voluntary petition by such Mortgagor; and (c) in the event that Mortgagee shall move pursuant to Section 1121(d) of the Bankruptcy Code for an order reducing the 120-day exclusive period, Mortgagor shall not object to any such motion. In addition, any plan reorganization under Chapter 11, 12 or 13 of the Bankruptcy Court shall provide for the payment of interest of the amount of the Debt.

50.  Upon payment in full of the Debt (by wire transfer of immediately available funds), Mortgagee will assign the Mortgage to Mortgagor or its designee, at no additional cost other than (a) reasonable legal fees incurred therewith; and (b) an assignment fee not to exceed $1,000.00. However, Mortgagee shall have no responsibility or liability in the event any of the original Notes or other documents are lost and shall, upon request if necessary, provide a lost note affidavit.

IN WITNESS WHEREOF, this Mortgage has been duly executed by the Mortgagor as of the date first above written.

TIOGA DOWNS RACETRACK, LLC By: AMERICAN RACING AND ENTERTAINMENT, LLC its sole member

By:	/s/ Jeffrey Gural
Name: Jeffrey Gural
Title: Director

STATE OF NEW YORK  )
 )ss.:
COUNTY OF NEW YORK  )

On the 30th day of March, 2006, before me, the undersigned, personally appeared Jeffrey Gural, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

                        /s/
                        Notary Public

SCHEDULE A
PARCEL A

All that piece of parcel of property situate in the Town of Nichols, County of Tioga, State of New York and described as follows:

BEGINNING at a granite monument on the northerly boundary of the Southern Tier Expressway at its intersection with the easterly boundary of Davenport Hill Road; thence along the easterly boundary of Davenport Hill Road the following nine courses and distances: 1) N. 2 degrees 52’ 37” W, a distance of 124.46 ± feet to a point; thence 2) S 87 degrees 05’ 27” W, a distance of 40.00 ± feet to a granite monument; thence 3) N 3 degrees 41’ 13” W, a distance of 404.31 ± feet to a point; thence 4) on a curve to the right having a radius of 145.75 feet, a distance of 154.89 ± feet to a point, also having a chord bearing N 26 degrees 45’ 26” B, 147.70 ± feet; thence 5) N 57 degrees 12’ 06” E, a distance of 67.8 ± feet to a point; thence 6) on a curve to the left having a radius of 186.50 feet, a distance of 212.59 ± feet to a point, also having a chord bearing N 24 degrees 32’ 46” E, 201.27 ± feet; thence 7) N 8 degrees 06’ 33” W, a distance of 202.33 ± feet to a point; thence 8) on a curve to the left having a radius of 326.28 feet, a distance of 291.45 ± feet to a point, also having a chord bearing N 67 degrees 12’ 13” E, 281.86 ± feet; thence 9) N 41 degrees 36’ 48” E, a distance of 65.85± feet to a point on the southerly boundary of the Erie Lackawanna Railway Company; thence easterly, on a curve to the left having a radius of 15,675.82 feet, a distance of 782.63 ± feet to a point; thence continuing S 36 degrees 37’20” E, southerly along said boundary a distance of 1462.36 ± feet to a point on the division line between the property of Ralph S. Ostrander and Eva P. Ostrander (reputed owners) on the west and the property of Robert H. Schmidt (reputed owner) on the east; thence S 2 degrees 25’ 54” E, along said division line, a distance of 1463.87 ± feet to a point on the northerly boundary of the Southern Tier Expressway; thence westerly, along said northerly boundary, a distance of 2738.58 ± feet to the point of beginning; being 82.608 acres more or less.

ALSO, ALL THAT PIECE OR PARCEL OF PROPERTY, situate in the Town of Nichols, County of Tioga and State of New York, described as follows:

Beginning at a point on the southerly boundary of West River Drive at its intersection with the division line between the property of Ralph S. Ostrander and Eva P. Ostrander (reputed owners) on the west and the property of Wilfred F. Fruitiger (reputed owner) on the east, thence S 2 degrees 25’ 54” E, along said division line, a distance of 277.41 ± feet to a point on the northerly boundary of the Erie Lackawanna Railway Company; thence N 86 degrees 37’ 20” W, along said northerly boundary, a distance of 759.69 ± feet to a point, thence N 0 degrees 51’ 34” W, a distance of 221.18 ± feet to a point on the southerly boundary of West River Drive; thence N 89 degrees 08’ 26” E, along said southerly boundary, a distance of 750.00 ± feet to the point of beginning; being 4.311 acres more or less.

PARCEL B

ALSO, ALL THAT TRACT OR PARCEL OF LAND, situate in the Town of Nichols, County of Tioga and State of New York, bounded and described as follows:

Beginning at a granite monument on the northerly boundary of the Southern Tier Expressway at its intersection with the division line between the property of Robert H. Schmidt (reputed owner) on the east and the property now or formerly of Ralph S. Ostrander and Eva P. Ostrander on the west; thence N 2 degrees 25’ 54” W, along said division line, a distance of 1463.87 ± feet to a point on the southerly boundary of the Erie Lackawanna Railway Company; thence S 86 degrees 37’ 20” E, along said southerly boundary, a distance of 996.75 ± feet to a point on the division line between the property of Robert H. Schmidt (reputed owner) on the west and the property of Clifford J. Park and Helen May Park (reputed owners) on the east; thence S 6 degrees 36’ 48” E, along said division line, a distance of 302.06 ± feet to an iron pin on the division line between the property of Robert H. Schmidt (reputed owner) on the north and the property of Clifford J. Park and Helen May Park (reputed owners)on the south; thence S 89 degrees 38’ 17” W, along the said division line, a distance of 184.91 feet to an iron pin on the division line between the property of Robert H. Schmidt (reputed owner) on the west and the property of Clifford J. Park and Helen May Park (reputed owners) on the east, thence S 3 degrees 00’ 58” E, along said division line, and continuing along the division line between the property of Robert H. Schmidt (reputed owner) on the west and the property of the Town of Nichols (reputed owner), a total distance of 1208.46 ± feet to a point on the northerly boundary of the Southern Tier Expressway; thence westerly, along said northerly boundary, a distance of 852.77 ± feet to the point of beginning; being 29.754 acres more or less.

ALSO, a right of way for motor vehicles and pedestrians over a strip of land approximately forty feet in width along the westerly boundary of the premises conveyed to Wilford E. Frutiger by deed dated December 30, 1968 and recorded on the same day in the Tioga County Clerk’s Office in Book 338 of Deeds at Page 376, said right of way to extend in length from West River Road on the north to his southerly boundary line, and in width from his westerly boundary line to the westerly edge of the concrete sidewalk which runs along the westerly side of his property.

PARCEL C

ALL THAT TRACT OR PARCEL OF LAND, situate in the Town of Nichols, County of Tioga and State of New York, bounded and described as follows:

Beginning at a granite monument on the northerly boundary of the Southern Tier Expressway at its intersection with the division line between the property of the Town of Nichols (reputed owner) on the west and the property of Ernest W. Goodwin and Elizabeth Goodwin (reputed owners) on the east; thence N 2 degrees 57’ 20” W, along said division line, a distance of 1150.00 ± feet to a point on the division line between the property of the Town of Nichols (reputed owner) on the south and the property of Clifford J. Park and Helen May Park (reputed owners) on the north; thence N 83 degrees 02’ 02” W, along said division line, a distance of 838.20 ± feet to a point on the division line between the property of the Town of Nichols (reputed owner) on the east and the property of Robert H. Schmidt (reputed owner) on the west; thence S 3 degrees 00’ 58” E, along said division line, a distance of 1150.00 ± feet to a point on the northerly boundary of the Southern Tier Expressway thence easterly, along said northerly boundary, a distance of 837.00 ± feet to the point of beginning; being 21.780 acres more or less, according to a survey made by McFarland-Johnson-Gibbons Engineers, Inc. dated September 8, 1975. All bearings are referred to True North.

ALSO a right of way and easement over and upon premises now or formerly owned by Clifford J. Park and Helen May Park adjoining the above premises on the north, said right of way and easement to be 25 feet in width measured in an easterly direction from the westerly boundary line of lands now or formerly of Schmidt and running from the lands now or formerly of the Erie Lackawanna Railroad Company southerly to the land above described.

BEING the same premises conveyed from Donald Nuckel, Jill Nuckel and James C. Nuckel as tenants-in-common, each holding an undivided interest of 33 1/34 to Tioga Park, LLC by deed dated May 30, 1996 and recorded in the County Clerk’s Office of Tioga County on May 31, 1996 in Liber 583 of Deeds at Page 45.

PARCEL D

ALL THAT TRACT OR PARCEL OF LAND, situate in the Town of Nichols, County of Tioga and State of New York, bounded and described as follows:

COMMENCING at a point in the south line of premises now or formerly of the Delaware, Lackawanna & Western Railroad Company which said point is the northwest corner of premises now or formerly of E.W, Goodwin;

RUNNING thence S 2° 57’ 20” E., along the west line of the said Goodwin premises a distance of 422.38 feet to an iron in the northeast corner of premises conveyed to James Nuckel by deed recorded in Tioga County Deed Liber 373 at page 452;

RUNNING thence N. 83° 02’ 02” W., along the north line of the said Nuckel premises a distance of 838.20 feet to an iron pin in an east line of premises conveyed to the aforesaid Nuckel by deed recorded in the Tioga County Deed Liber 372 at page 926;

RUNNING thence N. 3° 00’58” W., along the line of the Nuckel premises a distance of 58.46 feet an iron pin;

RUNNING thence N. 89° 38’ 17” E., along a line of the Nuckel premises a distance of 184.91 feet to a point in the west line of a right-of-way;

RUNNING thence N. 6° 36’ 48” W., along an east 1ine of the Nuckel premises (being the west line of the aforementioned right-of-way) a distance of 301.78 feet, more or less, to the south line of the Delaware, Lackawanna & Western Railroad Company premises;

RUNNING thence S. 86° 37’ 13” E., along the south line of the Delaware, Lackawanna & Western Railroad Company premises a distance of 664.31 feet to a steel railroad monument, the point and place of beginning.

SUBJECT to a right-of-way 25 feet in width from the south line of the D. L. & W. Railroad Co. premises to the northerly line of Nuckel, and the westerly boundary of which said right-of-way shall commence at the intersection of the northeast corner of the Nuckel premises and the south line of the D. L. & W. Railroad Co.; running thence S. 6° 36’ 48” E., to the north line of other premises of Nuckel.

ALL THAT PORTION of the former Erie Lackawanna Railroad property in the Town of Nichols, County of Tioga and State of New York conveyed to the Town of Nichols by deed dated May 13, 1982 and recorded May 28, 1982 in the Tioga County Clerk’s Office in Book 398 of Deeds at page 130, which rum through and is adjacent to lands conveyed to the grantee on the north and south by Donald, Jill and James Nuckel by deed dated May 30, 1996 and recorded May 31, 1996 in the Tioga County Clerk’s Office in Book 583 of Deeds at page 45. The property to be conveyed hereby is specifically bounded and described as follows:

COMMENCING at a ½” iron pin situate at a common point marking the intersection of the southeast corner of lands now or formerly of Arthur B. Frank, III and Candace Frank, (405 D 938); a southwest corner of lands of the grantee, Tioga Park, LLC (583 D 45); and the northwest corner of the lands conveyed hereby; THENCE S 76° 18’ 15” E along the common boundary of the grantor on the south and the grantee on the north a distance of 759.69 feet to a point, which point marks the intersection of a southeast corner of grantees land and the northern boundary of the lands conveyed hereby; THENCE southerly at right angles to the first described course through the lands of the grantor 99 ± feet to the southern line of the grantors land which is also a northern boundary of the grantees property (583 D 45); THENCE N 76° 18’ 15” W along the common boundary of the grantor on the north and the grantee on the south a distance of 759 ± feet to a point; THENCE northerly at right angles to the last described course through the lands of the grantee a distance of 99 ± feet to the point or place of beginning. Containing by estimation 17 acres more or less.

Mortgagor:  TIOGA DOWNS RACETRACK, LLC

Mortgagee:  RCG LONGVIEW II, L.P.

Tax Map Numbers 158.00- 3- 49, 158.00- 3-51 and 158.00- 3-53 in Tioga County

Street Address:    Tioga Downs Racetrack, 2384 West River Road
Nichols, New York

Check One Box Only

1.    ☐    The attached mortgage covers real property principally improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units, each having their own separate cooking facilities.

2. ☒ The attached mortgage does not cover real property improved as described above.

TIOGA DOWNS RACETRACK, LLC By: AMERICAN RACING AND ENTERTAINMENT, LLC its sole member

By:	/s/ Jeffrey Gural
Name: Jeffrey Gural
Title: Director